Exhibit 10.1

AMENDMENT TO THE PENTAIR, INC.

OUTSIDE DIRECTORS NONQUALIFIED

STOCK OPTION PLAN

1.	Background. The Board of Directors of Pentair, Inc. has authorized, effective December 10, 2004, an amendment of the Pentair, Inc. Outside Director’s Nonqualified Stock Option Plan to allow a director to attest to stock ownership in an amount sufficient for the payment for stock acquired pursuant to the exercise of an option.

2.	Effective December 10, 2004, Section 10b. is amended to add the following new sentence to the end of such section:

An Optionee need not present Stock certificates when making payment in Stock, so long as other satisfactory proof of ownership of the Stock is provided (e.g., attestation of ownership of a sufficient number of shares of Stock to pay the exercise price).

The undersigned, by the authority of the Board of Directors of Pentair, Inc., does hereby execute the foregoing document for and on behalf of Pentair, Inc.

PENTAIR, INC.

Dated: December 10, 2004	By:	/s/ Louis L. Ainsworth

	Its:	Secretary